PERKIN-ELMER

The Perkin-Elmer Corporation
761 Main Avenue
Norwalk, CT  06859-0199
                    CONSULTING AGREEMENT

The undersigned agrees to serve as a consultant to The
Perkin-Elmer Corporation upon the following terms:

     A.    Fee:   $1,750.00  per day (Consultant  will  make
           himself  available  at  least  7  days  per  month   as
           requested by Perkin-Elmer).
     B.   Term:   February  1,  1995  to  January  31,  1996,
          renewable.
     C.   Reporting Relationship:  Riccardo Pigliucci
     D. Field of Consultancy: Evaluation, design and communication of business objectives, organization,
          policies,  values  and  missions.   Related  and  other
          projects requested by my Reporting Relationship.

2. You are free to do work for others and yourself during the time which you do not devote to our projects and your duties under this Agreement will not interfere nor be in conflict with any government rules or regulations or your duties to other parties; however, you agree to promptly notify Perkin-Elmer if and when you perform work related to the work to be performed under this Agreement for any third parties who compete or may compete with Perkin-Elmer. All work which results from performance of services under this agreement shall belong exclusively to Perkin-Elmer.

3. You agree to keep us fully informed of any scientific advances you may make during the term of this Agreement which result from, or are suggested by, any work you may do for Perkin-Elmer. Any inventions, patentable developments, copyrightable materials and designs arising out of any such work are hereby assigned to Perkin-Elmer without further compensation, and you agree to cooperate in obtaining patents and copyrights thereon. Any work of authorship created under this Agreement shall constitute a "work for hire", when so defined by the Copyright Act, and as to any work not so defined, Consultant hereby transfers to Perkin-Elmer any and all right, title and interest Consultant may have in and to the copyright in such work. You agree not to disclose to others, without Perkin-Elmer's permission, either during or after the term of this Agreement, any scientific development, trade secret or manufacturing technique of Perkin-Elmer which is not generally known to the public. Prior to publication, you will make available for review all disclosures, written contributions to periodicals and scientific papers concerning or referring to the subject matter within the purview of this Agreement.


4. You agree that: proprietary information of Perkin-Elmer will remain the trade secret and confidential property of Perkin-Elmer and will be held by you in secrecy and confidence; you will not use it for any purpose other than
performance   of   assigned  tasks  under  this   Consulting
Agreement; you will not make any record or copy of any proprietary information; and that upon the request of Perkin-Elmer or the termination of your Consulting Agreement,
whichever  occurs  first,  you  will  return  all   material
furnished to you by Perkin-Elmer.

Your obligations of confidentiality under this Agreement will not extend to any information that (a) is known to you at the date of this Agreement from a source other than one having an obligation of confidentiality to Perkin-Elmer, (b) hereafter becomes known to you independently of the disclosure by Perkin-Elmer except from a source having an obligation of non-disclosure to Perkin-Elmer, or (c) becomes publicly known as by public use or by publication or otherwise ceases to be secret or confidential through no fault of yours.

5. Nothing in this Agreement will be construed as granting you any license, for any purpose, under any patent or other intellectual property rights of Perkin-Elmer. As a basis for payment, you will submit on the tenth of each month an invoice showing the number of hours of service during the previous month requested by your Reporting Relationship and actually performed, a brief statement of work done by project, and the amount due you. It is not expected that it will be necessary for Perkin-Elmer to provide any special facilities or supplies for your use, although you will be reimbursed for supplies and for expenses in connection with traveling which is requested in advance and authorized in writing by your Reporting Relationship and you will be provided with office space in Perkin-Elmer's San Jose, CA facility and support services in connection with work hereunder. Either party may terminate this Agreement without cause at anytime upon five (5) days prior written notice. Thereafter, neither party shall have any further obligation under this Agreement except for the obligations relating to confidentiality and assistance in obtaining patents and copyrights.

If the foregoing arrangements are satisfactory, please sign below.

THE PERKIN-ELMER CORPORATION


BY:  /s/  Riccardo Pigliucci

ACCEPTED AND AGREED:

/s/  A. F. Marion
NAME:          Andre Marion

SS Number:     ###-##-####

ADDRESS:  556 Kingsley Avenue
          Palo Alto, CA  94301

DATE:       September 16, 1994



Reviewed, and Approved,
Office of the General Counsel:

BY: